                                                                                                                                                                                                                                                                                                            Exhibit 10.1

CONFIDENTIAL PORTIONS HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION").

LICENSE AGREEMENT

This License Agreement (“Agreement”) is entered into as of April 10, 2006 (“Effective Date”), by and between New York Mercantile Exchange, Inc., a Delaware corporation located at One North End Avenue, World Financial Center, New York, New York 10282-1101 (“Licensor”); United States Oil Fund, LP (“USOF”), a Delaware limited partnership located at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502; United States Natural Gas Fund, LP (“USNG”), a Delaware limited partnership located at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502; United States Gasoline Fund, LP (“USGF”), a Delaware limited partnership located at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502; United States Heating Oil Fund, LP (“USHO”), a Delaware limited partnership located at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502; and Victoria Bay Asset Management, LLC (“Victoria Bay”), a Delaware liability company located at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502 (USOF, USNG, USGF, and USHO and Victoria Bay, collectively, the “Licensees”) (Licensees and Licensor, collectively, the “Parties”).

WHEREAS, USOF and Licensor entered into an Agreement in Principle dated April 7, 2006, reflecting USOF’s intention to enter into a license agreement with Licensor in connection with which USOF would obtain from Licensor a non-exclusive license to use certain of Licensor’s settlement prices and service marks pursuant to the terms of such license agreement and Licensor would provide USOF with a limited, worldwide, non-exclusive, non-transferable license to use such settlement prices and service marks on the terms and conditions set forth in such license agreement; and

WHEREAS, USNG, USGF, USHO, and Victoria Bay, the general partner of each of USOF, USNG, USGF, and USHO, seek to enter into a license agreement with Licensor in connection with which USNG, USGF, and USHO would obtain from Licensor a non-exclusive license to use certain of Licensor’s settlement prices and service marks pursuant to the terms of such license agreement and Licensor would provide USNG, USGF, and USHO with a limited, worldwide, non-exclusive, non-transferable license to use such settlement prices and service marks on the terms and conditions set forth in such license agreement; and

WHEREAS, this Agreement sets forth the terms and conditions that the Parties have agreed shall constitute the license agreement between Licensor, on the one hand, and Licensees, on the other hand;

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained, and other good and valuable consideration, the Parties agree as follows:
1.	DEFINITIONS

The following terms, when used in this Agreement, shall have the respective meanings set forth below:

1.1	“Effective Date” shall mean the date of this Agreement.
1.2
“Face Amount” shall mean, as to each type of Securities (i.e., the Crude Oil Securities, the Natural Gas Securities, the Gasoline Securities, and the Heating Oil Securities as defined in Paragraph 1.13 herein), the multiplicative product of the factors (x) and (y) calculated as described below on each day that such type of Securities was traded on the American Stock Exchange (or such other stock exchange on which the Securities are currently traded) during the Payment Quarter: (x) the number of that type of Securities outstanding on each such day, multiplied by (y) the net asset value of each of the Securities of that type, calculated for such day as described in the Prospectus for that type of Securities.

1.3	“License Fee” shall mean the compensation that Licensees shall pay Licensor pursuant to Paragraph 5.1 of this Agreement.
1.4	“Licensees” shall mean United States Oil Fund, LP, United States Natural Gas Fund, LP, United States Gasoline Fund, LP, United States Heating Oil Fund, LP, and Victoria Bay Asset Management, LLC.
1.5	“Licensor” shall mean New York Mercantile Exchange, Inc. and its subsidiaries and affiliates.
1.6	“Market Data” shall mean the settlement prices (on a rolling basis) for the front (or spot) month, and the three months immediately thereafter for each of the futures contracts listed on Exhibit A.
1.7	“Marks” shall mean the service marks and trade names NEW YORK MERCANTILE EXCHANGE and NYMEX.
1.8	“NYMEX” shall mean New York Mercantile Exchange, Inc.
1.9
“Payment Report” shall mean a document that contains data and information sufficient to show the calculation of the License Fee due and owing to Licensor for each Payment Quarter, that is substantially in the form of the document annexed as Exhibit B hereto, and is provided on a quarterly basis to Licensor on the Payment Reporting Date, pursuant to Article 5 of this Agreement.

1.10
“Payment Reporting Date” shall mean the date on which Licensees report and pay, to Licensor, the License Fees for the immediately preceding Payment Quarter, and such date shall be 30 days after the close of such Payment Quarter.

1.11	“Payment Quarter” shall mean each of the four quarters of the calendar year (January 1 through March 31; April 1 through June 30; July 1 through September 30; and October 1 through December 31).
1.12
“Prospectus” shall mean (a) the prospectuses, and any amendments thereto, contained in the Registration Statement filed with the Securities and Exchange Commission on May 16, 2005, File Number 333-124950, by USOF and used in connection with the offering and sale of the Crude Oil Securities (as defined in Paragraph 1.13 herein), (b) the prospectuses, and any amendments thereto, contained in the Registration Statement filed with the Securities and Exchange Commission on October 6, 2006, File Number 333-137871, by USNG and used in connection with the offering and sale of the Natural Gas Securities (as defined in Paragraph 1.13 herein), (c) the prospectuses, and any amendments thereto, contained in the Registration Statement filed with the Securities and Exchange Commission on April 18, 2007, File Number 333-142206, by USGF and used in connection with the offering and sale of the Gasoline Securities (as defined in Paragraph 1.13 herein), and (d) the prospectuses, and any amendments thereto, contained in the Registration Statement filed with the Securities and Exchange Commission on April 18, 2007, File Number 333-142211, by USHO and used in connection with the offering and sale of the Heating Oil Securities (as defined in Paragraph 1.13 herein), and the definition of “Prospectus” shall include the final version of each such prospectus, and/or each prospectus supplement, on and after its date. Licensees represent that the description of the Market Data in each final prospectus, and/or prospectus supplement, will not deviate from the descriptions of the Market Data in the relevant Registration Statement described in this Agreement.

1.13
“Securities” shall mean the units of partnership interest, issued by one or more of Licensees as described in the Prospectus. There are or will be four types of Securities: (i) that type of Securities, whose investment objective is to have changes in percentage terms of the unit’s net asset value reflect the changes in percentage terms of the settlement price for the near month’s or the next month’s futures contract for light, sweet crude oil (for delivery in Cushing, Oklahoma), as traded on NYMEX’s exchange (the “Crude Oil Securities”), (ii) that type of Securities, whose investment objective is to have changes in percentage terms of the unit’s net asset value reflect the changes in percentage terms of the settlement price for the near month’s or next month’s futures contract for natural gas (for delivery in the Henry Hub in Louisiana), as traded on NYMEX’s exchange (the “Natural Gas Securities”), (iii) that type of Securities, whose investment objective is to have changes in percentage terms of the unit’s net asset value reflect the changes in percentage terms of the settlement price for the near month’s or next month’s futures contract for Reformulated Gasoline Blendstock for Oxygen Blending (RBOB) (for delivery in New York harbor), as traded on NYMEX’s exchange (the “Gasoline Securities”), and (iv) that type of Securities, whose investment objective is to have changes in percentage terms of the unit’s net asset value reflect the changes in percentage terms of the settlement price for the near month’s or the next month’s futures contract for heating oil (for delivery in New York harbor), as traded on NYMEX’s exchange (the “Heating Oil Securities”).

1.14
“Securities Report” shall mean a document that contains the following data and information for each type of Security (e.g., the Crude Oil Securities) for each day of trading during a Payment Quarter: (a) the date of trading, (b) the number of Securities of that type outstanding; (c) the net asset value of that type of Security, calculated for such day as described in the pertinent Prospectus; and (d) the product of (b) multiplied by (c); that is substantially in the form of the document annexed as Exhibit C hereto.

1.15	“Termination Date” shall mean the day before the third year anniversary of the Effective Date.
1.16
“Total Face Amount” shall mean the total of the Face Amounts of all types of Securities (i.e., the Crude Oil Securities, Natural Gas Securities, Gasoline Securities, and Heating Oil Securities) for the Payment Quarter.

2.	LICENSES OF MARKET DATA AND MARKS, AND QUALITY CONTROL
2.1
Licensor hereby grants to Licensees a limited, worldwide, non-exclusive, non-transferable license to use the Market Data solely for the issuance, promotion, valuation, marketing and sale of the Securities, as contemplated by the Prospectus, and (b) a limited, worldwide (to the extent Licensor has established service mark rights in the Marks in countries outside of the United States), non-exclusive, non-transferable license to use the Marks only in connection with the identification of the source of the Market Data used in connection with Licensees’ issuance, promotion, valuation, marketing and sale of the Securities, as contemplated by the Prospectus. It is expressly agreed and understood by Licensees that no rights to use the Market Data and Marks are granted hereunder to Licensees other than those specifically described and expressly granted herein. Notwithstanding anything to the contrary contained in this Agreement, other than the license expressly granted in this Paragraph 2.1 and limited to the terms and conditions stated in this Agreement, nothing herein grants to Licensees any rights or interests in any intellectual property of Licensor, including but not limited to any patent applications, patents, trade secrets, copyrights and/or trademarks.

2.2
During the term of this Agreement, Licensees may obtain the Market Data from Licensor’s website. To the extent that there is any conflict between the terms of this Agreement and the terms and conditions of the Viewing and Usage Agreement on Licensor’s website (to which the viewer must consent before being given access to viewing the Market Data on Licensor’s website), this Agreement shall govern. Nothing herein shall be deemed to require Licensor to furnish any Market Data directly to Licensees.

2.3
Licensor shall have the right to review and control all uses of the Marks by Licensees hereunder, and Licensees shall promptly furnish to Licensor, upon Licensor’s request, all materials, including, without limitation, offering, marketing, and promotional materials, used in connection with the Securities in which any of the Marks are used, for Licensor’s review. (Any such request may be made periodically, for example, a request for materials in use during the next three months, in which case Licensees shall furnish to Licensor all such materials in use during such three-month period.) After reviewing any such materials, Licensor may request that Licensees delete or revise any or all uses of the Marks in the materials. Licensee agrees to comply with any such reasonable request by Licensor. Licensees shall furnish, in advance, to Licensor all materials (including, without limitation, offering, marketing, and promotional materials) to be used in connection with the Securities, in which any of the Marks are used, for Licensor’s prior review and approval, which approval shall not be unreasonably withheld. If Licensor does not disapprove within 10 business days of receipt of the materials, then Licensor shall be deemed to have approved of the use of the Marks in the materials. In the event the materials, including, without limitation, offering, marketing, and promotional materials, are issued or intended to be issued in a language other than English, Licensees shall provide Licensor upon Licensor’s request with an English translation of such materials. Notwithstanding anything herein to the contrary, Licensees need not furnish to Licensor, in advance for Licensor’s approval, the Prospectus and other governmental or self-regulatory organization filings required to be made by Licensees under applicable law or regulation in connection with the Securities, so long as any uses of the Marks therein are limited to describing accurately the Market Data and Licensees’ use thereof under the terms of this Agreement. Licensees agree that they will not use the Marks in such a way as likely to cause the belief that Licensor sponsors, endorses, or approves the Securities, or is the source of the Securities. Licensees agree that the quality of the services, in connection with which the Marks may or will be used by Licensees as permitted herein, will be commensurate with Licensor’s reputation for reliability and high quality in financial services, and Licensor shall have the right to require Licensees to adhere to that standard of quality. Licensees shall do nothing which will impair the validity of the Marks, Licensor’s rights in the Marks, or the good will symbolized by each of the Marks.

3.	OWNERSHIP OF MARKET DATA AND MARKS
3.1
Licensees acknowledge and agree that the Market Data and Marks are, and under all circumstances shall remain, the sole and exclusive property of Licensor. All applicable rights to patents, copyrights, trademarks and trade secrets and other intellectual property rights in or relating to the Market Data and Marks are, and under all circumstances shall remain, solely and exclusively in Licensor. All goodwill resulting from usage of the Marks by Licensees hereunder shall accrue to the benefit of Licensor.

3.2
Licensees acknowledge and agree that Licensor is the owner of all rights in and to (a) all Market Data regarding and (b) all settlement prices created for the commodity futures contracts traded on NYMEX, including, without limitation, all copyrights in the settlement prices created by NYMEX. Licensees agree that Licensees will do nothing inconsistent with such ownership and will not challenge said ownership.

3.3
Licensees shall not assert against Licensor or any other licensee of Licensor that (a) either of them are barred from calculating any index based on, or linking any instrument to, the Market Data, or (b) either of them are barred from using, in any way, any index based on the Market Data or calculated with any Market Data or determining the value of any instrument based on or calculated with any of the Market Data.

4.	CONFIDENTIALITY
4.1
Licensor and Licensees shall not disclose to any third-party any of the financial terms or conditions of this Agreement without the prior written consent of the other, except as required under applicable law.

4.2
Licensees acknowledge that the Market Data, and any other information that may exist from time to time which is provided to Licensees by or on behalf of Licensor, or to which Licensees are given access by or on behalf of Licensor, is, prior to such information being disclosed to the general public, confidential to Licensor (all such information being “Confidential Information”). Licensees shall maintain the confidentiality of Confidential Information in a manner using at least as great a degree of care as the manner used by Licensees to maintain the confidentiality of their own confidential information, and Licensees’ other obligations under this Paragraph shall not limit the generality of the foregoing.

4.3
Except as set forth in this Agreement, or with the prior written consent of Licensor, none of Licensees shall, at any time hereafter, directly or indirectly communicate or otherwise disclose or permit the disclosure of any Confidential Information to any other person or entity, use Confidential Information for the benefit of any other person or entity, or use Confidential Information to the detriment of Licensor. Licensees shall disclose Confidential Information only to such of Licensees’ respective employees, general partners, affiliates, agents and service providers who have a need to know such information in order for Licensees to exercise their rights in accordance with the terms of this Agreement. Licensees shall be accountable and responsible for any disclosure of Confidential Information by such employees, general partners, affiliates, agents and service providers that in any way constitutes a breach of obligations of any of Licensees under this Article 4. Licensees shall ensure that such general partners, affiliates, agents and service providers agree in writing to be bound by the obligations set forth in this Paragraph as if such general partners, affiliates, agents, and service providers were each one of the Licensees.

4.4
This Paragraph imposes no obligation of confidentiality upon Licensees in respect of information that: (i) was in Licensees’ possession before receipt from Licensor or others acting on behalf of Licensor or (ii) is or becomes a matter of public knowledge through no fault of any of Licensees (the disclosure of Licensor’s settlement prices on its website or through vendors of market data shall not be regarded as making these prices a matter of public knowledge, and, under all circumstances, any and all Market Data shall be treated and considered as Confidential Information hereunder until 4:00 p.m (New York time) on the day after the day on which such Market Data was created); or (iii) is received by Licensees from a third party without a duty of confidentiality; or (iv) is independently developed by Licensees; or (v) is released in accordance with a valid court or governmental order, provided that, for the purposes of this clause (v), Licensees shall, at the expense of Licensor, provide Licensor with prompt notice of such order, including copies of subpoenas or orders requesting the Confidential Information, cooperate reasonably with Licensor in resisting the disclosure of the Confidential Information via a protective order or other appropriate legal action, minimize any such disclosure to the Confidential Information specifically required to be disclosed and not make disclosure until Licensor has had a reasonable opportunity to resist such disclosure, unless Licensees are ordered to do otherwise. Notwithstanding anything herein to the contrary, Licensees may disclose Market Data for the current trading day on Licensees’ website(s) only upon each viewer confirming in advance (each time the viewer seeks access to the Market Data) his or her agreement to the terms and conditions of the click-through agreement in the form and with the terms and conditions set forth in Exhibit D to this Agreement, and Licensees’ having provided in said click-through agreement a link, as shown in Exhibit D hereto, to a page setting forth the terms and conditions as stated in Exhibit E hereto.

5.	COMPENSATION
5.1
As payment in full for the license granted hereunder, Victoria Bay, on behalf of Licensees, shall pay, on a quarterly basis to Licensor, a license fee as set forth in the table below (“License Fee”) in U.S. dollars. Licensees shall make all License Fee payments in compliance with this Article 5.

Total Face Amount	License Fee
Up to and including $1 billion	[**THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**]
More than $1 billion	[**THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**]

5.2
Victoria Bay shall pay the License Fee to Licensor on a quarterly basis as follows. Quarterly payments shall be the sum of daily calculated License Fees according to the following formula: daily License Fee = [(Total Face Amount up to and including $1 billion X [**THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**]) ÷ 365] + [(Total Face Amount over $1 billion X [**THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**]) ÷ 365]. On days that the Securities are not traded, the Face Amounts for the respective License Fees shall be those determined on the previous day on which the Securities were traded. In the event that either (x) the Effective Date is not the first day of a Payment Quarter or (y) the Termination Date or the date of termination of this agreement under Paragraphs 5.6, 11.2, or 11.3 herein is not the last day of a Payment Quarter, then the payment for the relevant Payment Quarter shall be calculated based on the actual days in the Payment Quarter. All quarterly payments shall be made by Victoria Bay to Licensor on each Payment Reporting Date by Victoria Bay sending to Licensor: (a) the relevant Payment Report together with the relevant Securities Report via electronic mail to esteuerer@nymex.com, with copies to dtowstik@nymex.com and jgonzales@nymex.com; and (b) payment of the appropriate Licensee Fee via wire payment of funds pursuant to the wire instructions set forth in Exhibit F, in U.S. dollars, without set-off, deduction or counterclaim whatsoever. Pursuant to Paragraph 5.6 herein, Licensor shall have the right to review and audit the Payment Report and Licensees’ calculation of the License Fee. The License Fees due by Licensees to Licensor for the period from April 10, 2006 through the date on which this Agreement is signed by Licensees shall be paid by Victoria Bay to Licensor in four equal installments over the next four Payment Quarters immediately following the date of such signature, and, within ten (10) business days after this Agreement has been signed by the Parties, Victoria Bay shall provide, to Licensor, Payment Reports for each Payment Quarter during the period from April 10, 2006 though the date on which this Agreement is signed by Licensees.

5.3	The License Fee, plus any taxes payable or reimbursable to Licensor hereunder, shall be remitted to Licensor, in U.S. dollars only, by electronic transfer of immediately available funds.
5.4
Licensees shall pay all sales, use, transfer, value added or other taxes, if any (excluding taxes imposed on the net income of Licensor), levied or imposed by reason of the transactions contemplated herein. All payments to be made by Licensees to Licensor under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any authority having power to tax unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, Licensees shall pay such additional amounts as may be necessary in order that the net amounts received by Licensor after such withholding or deduction shall equal the amount which would have been receivable in respect of this Agreement in the absence of such withholding or deduction.

5.5
Licensees agree that late charges shall accrue at a rate of 1 1/2% per month (and be added to the License Fee payable hereunder) on any amounts due and unpaid to Licensor within 15 days after the date due as provided for in this Article 5.

5.6
Licensor shall have the right once each calendar year, and at its expense, and upon reasonable advance notice to Licensees to have a certified public accountant audit, during normal business hours, at Licensees’ designated place of business, the books and records of Licensees, which relate to the Face Amounts (as defined in Paragraph 1.3 herein), in order to verify (i) Licensees’ calculations of the License Fees stated in the Payment Reports provided by Licensees to Licensor pursuant to this Agreement, and (ii) the elements used in such calculations. Licensees shall make all payments required to be made to eliminate any discrepancy revealed by the audit performed by the certified public accountant. If as a result of any such audit of Licensees’ books and records, it is shown that Licensees’ payment made to Licensor hereunder was less than the amount which should have been paid by an amount equal to five (5) percent or more of the payment actually made for the period in question, Licensees shall also reimburse Licensor for the reasonable costs of such audit and pay to Licensor interest on the discrepancy at the prime commercial lending rate of Citibank, N.A., as publicly announced and in effect in the City of New York on the date of the report of such audit, from the date such discrepancy was due to the date of payment. Notwithstanding anything herein to the contrary, if as a result of any such audit of Licensees’ books and records, it is shown that Licensees’ payment made to Licensor hereunder was less than the amount which should have been paid by an amount equal to ten (10) percent or more of the payment actually made for the period in question, Licensor shall be entitled to terminate this Agreement upon thirty (30) days’ written notice to Licensees, subject to cure by Licensees under Paragraph 11.3 herein. In the event Licensor exercises its right to terminate this Agreement pursuant to the immediately preceding sentence in this Paragraph 5.6, Licensees shall remain liable for all amounts due to Licensor hereunder.

6.	DISCLAIMER OF WARRANTIES
LICENSOR DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE MARKET DATA OR ANY DATA USED TO CREATE IT. LICENSOR DOES NOT GUARANTEE THE UNINTERRUPTED OR UNDELAYED CREATION OR DISSEMINATION OF THE MARKET DATA OR ANY DATA USED IN CREATING IT. LICENSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, THAT LICENSEES’ USE OF THE MARKET DATA OR ANY DATA USED TO CREATE IT WILL NOT INFRINGE ANY INTELLECTUAL PROPERTY RIGHT OF ANY ENTITY, INCLUDING ANY OTHER INTELLECTUAL PROPERTY RIGHT OF NYMEX. LICENSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEES OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF THE MARKET DATA OR ANY DATA, USED TO CREATE IT, IN CONNECTION WITH THE USE LICENSED UNDER THIS AGREEMENT OR FOR ANY OTHER USE. LICENSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL SUCH WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE MARKET DATA OR ANY DATA USED IN CREATING IT.

7.	LIMITATIONS OF LIABILITY
IN NO EVENT SHALL LICENSOR, IT SUBSIDIARIES, OR ITS AFFILIATES, OR THEIR RESPECTIVE MEMBERS, DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES OR AGENTS, HAVE ANY LIABILITY WHATSOEVER TO LICENSEES OR ANY OTHER PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL (INCLUDING LOST PROFITS), ARISING FROM THE USE OF, OR THE INABILITY TO USE THE MARKET DATA, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

8.	ALTERNATIVE LIMITATION OF LIABILITY
In the event that the disclaimer of warranties and limitations of liability set forth in Paragraphs 6 and 7 above, respectively, are deemed invalid or ineffective by a court of competent jurisdiction, neither Licensor, nor its subsidiaries, nor its affiliates, nor their respective members, directors, managers, officers, employees or agents, shall be liable to Licensees or any other person or entity for any damage arising out of Licensees’ use of the Market Data in connection with issuance, promotion, valuation, marketing and sale of the Securities, any interruption or delay by Licensor in the creation or dissemination of the Market Data, or any inability of Licensees to use any of the Market Data, beyond the actual amount of the damage (even if Licensor is found liable by any court).

9.	DISCLAIMER
Licensees shall ensure that there is the following disclaimer stated conspicuously in the Prospectus (including any supplement thereto), on Licensees’ respective websites (including, but not limited to, www.unitedstatesoilfund.com and www.unitedstatesnaturalgasfund.com), and in all offering, marketing, and promotional materials used or furnished by Licensees in connection with the Securities and in which the Marks are used.
“NEW YORK MERCANTILE EXCHANGE, INC. (i) DOES NOT IN ANY WAY PARTICIPATE IN THE OFFERING, SALE, OR ADMINISTRATION OF THE UNITS, OR ANY PAYMENTS TO BE MADE ON ANY OF THE UNITS, (ii) DOES NOT IN ANY WAY ENSURE THE ACCURACY OF ANY OF THE STATEMENTS MADE IN THE PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT OR THIS DOCUMENT, (iii) IS NOT LIABLE FOR ANY ERROR OR OMISSION IN ANY SETTLEMENT PRICE USED IN CONNECTION WITH THE UNITS, AND (iv) IS NOT IN ANY WAY AN OFFEROR OF THE UNITS.”

10.	INDEMNIFICATION
10.1
Licensees shall defend, indemnify and hold Licensor, its affiliates and subsidiary, and their respective members, directors, managers, officers, employees and agents (collectively, “Licensor Indemnitees”), harmless from and against any and all liability, losses, claims, damages, settlements, judgments, costs and expenses, including, but not limited to, reasonable legal fees, which any of Licensor Indemnitees may suffer as a result of any claim by any person arising from (a) the offering for sale, marketing, sale, or payment of any of the Securities, or (b) use by any of Licensees of, or the inability of any of Licensees to use, Market Data, or (c) use by any of Licensees of any of the Marks as licensed herein (other than a claim against Licensees of the type as to which Licensor indemnifies Licensees hereunder), provided that Licensees are promptly notified in writing of any such claim. Licensees shall not have the exclusive right to control the defense of such claim. In no event shall Licensees settle or compromise any claim described above without Licensor’s prior written approval, which approval shall not be unreasonably withheld, unless (i) such settlement requires only the payment of money by any of Licensees and (ii) Licensees, as part of such settlement, secure a full and complete release of the Licensor Indemnitees from the claim and any liability thereunder. Licensor shall be deemed to have reasonably withheld consent to a settlement where such settlement would or may impair any intellectual property or contractual rights of or claimed by Licensor. Licensor shall have the right, at its own cost and expense, to assist in the defense of any such claim and to be personally represented by counsel of its choice.

10.2
Licensor shall defend, indemnify and hold Licensees and their respective general partners, directors, managers, officers, employees and agents (collectively, “Licensee Indemnitees”), harmless from and against any and all liability, losses, claims, damages, settlements, judgments, costs and expenses, including, but not limited to, reasonable legal fees, which any of Licensee Indemnitees may suffer as a result of any claim by any person that the Market Data or use by any of Licensees of the Marks infringe or violate the patent, copyright, license, trade secret, trademark or other intellectual property rights of such person, provided that (i) Licensees’ use of the Market Data and Marks are in accordance with the terms of this Agreement, (ii) any such claim of infringement or violation of trademark rights is brought in a jurisdiction in which Licensor owns registrations for the Marks, (iii) Licensor is promptly notified in writing of any such claim, and (iv) Licensor shall have the exclusive right to control the defense of such claim. Licensees shall have the right, at their own cost and expense, to assist in the defense of any such claim and to be personally represented by counsel of their choice. Licensor’s indemnification as set forth herein shall not extend to any claim by Licensor that use by any of Licensees of the Market Data or the Marks infringes any intellectual property right of Licensor not expressly licensed to Licensees herein.

11.	TERM AND TERMINATION
11.1
Unless earlier terminated as provided in Paragraphs 5.6 or 11.3 herein, this Agreement shall become effective as of the Effective Date, and shall remain in effect for an initial term through the Termination Date.

11.2
At the end of the initial term and any extended term thereafter, the Agreement shall be automatically renewed for further periods of one (1) year each, on the same terms and conditions, unless either Licensor, on the one hand, or Licensees, on the other hand, give notice to the other in writing, no later than 180 days prior to the end of the then existing term, that the party giving notice is exercising its option to terminate the Agreement effective the last day of the then existing term. In the event such notice is given in accordance with the immediately preceding sentence in this Paragraph 11.2, this Agreement shall terminate on the last day of the term during which such notice was given.

11.3
Notwithstanding anything herein to the contrary, this Agreement may be terminated immediately in the event of a breach by any of Licensees or Licensor of any material term hereof, which breach remains uncured fifteen (15) days after delivery of notice to the breaching party thereof.

11.4
Upon termination of this Agreement, Licensees shall cease all use of the Market Data and Marks licensed hereunder and immediately pay to Licensor all amounts due and owing to Licensor hereunder up to and including the date of termination. Except as expressly set forth herein, upon termination, this Agreement shall be of no further force and effect.

12.	NOTICES
All notices or communications to be given under this Agreement shall be in writing, in the English language only, and delivered either by (a) hand with written confirmation of receipt required, (b) internationally recognized overnight courier (e.g., Federal Express, UPS or DHL) providing written confirmation of delivery, or (c) registered or certified mail, return receipt requested, postage prepaid, to the Parties at their respective addresses set forth below, or at such other address as either party may from time to time designate by prior written notice to the other. All notices will be deemed given when delivered personally, if mailed by registered or certified mail, five (5) days from the date of mailing, or if delivered by overnight courier, 72 hours after being delivered to such overnight courier.

If to Licensor:
New York Mercantile Exchange, Inc.
One North End Avenue
World Financial Center
New York, NY 10282
Attention: General Counsel

If to Licensees:
Victoria Bay Asset Management, LLC
1320 Harbor Bay Parkway, Suite 145
Alameda, California 94502
Attention: Nicholas Gerber

13.	ASSIGNMENT
Neither Licensor, on the one hand, nor any of Licensees, on the other hand, shall make or suffer any transfer, assignment, license, sublicense, or other disposition of any right or interest under this Agreement without the prior written consent of the other party, which written consent shall not be unreasonably withheld, and any purported transfer, assignment, license, sublicense or other disposition of any such right or interest without the other party’s prior written consent shall be null and void and of no effect. Notwithstanding the foregoing, (a) Licensor shall be entitled to assign its rights and obligations hereunder to any successor in interest to all or substantially all of its business or assets, and (b) any general partner, affiliate, agent and service provider of the Licensees may use the Market Data and the Marks, subject to the same conditions and terms herein as apply to Licensees’ use of the Market Data and Marks, in connection with the issuance, promotion, valuation, marketing and sales of the Securities, provided that (i) Licensor approves of such use, in writing in advance, by such general partner, affiliate, agent and service provider, which approval shall not be unreasonably withheld, and (ii) Licensees shall ensure that each such general partner, affiliate, agent and service provider agrees in writing in advance to be bound by the same terms and conditions herein as apply to Licensees’ use of the Market Data and Marks and such signed writing is promptly furnished to Licensor. Licensor shall be deemed to have reasonably withheld approval under this Article 13 if the person to whom Licensees intend to transfer, assign, license, sublicense, or make any other disposition of any right or interest under this Agreement or whom Licensees intend may use the Market Data and Marks is a litigant adverse to or a competitor of, or is an affiliate, parent, or subsidiary of a litigant adverse to or a competitor of Licensor or any of its subsidiaries, parents, or affiliates.

14.	AMENDMENTS
This Agreement may not be modified, altered, amended, changed, waived, or superseded except by agreement in writing signed by the Parties.

15.	WAIVERS
No provision of this Agreement may be waived except by a written instrument signed by the party charged with the waiver. Neither the delay nor failure of either Licensor or Licensees in exercising any right with the respect to any breach or default by the other under any provision of this Agreement, nor the partial or single exercise thereof, shall be deemed to constitute a waiver of such right with respect to any other breach or default by such other under that or any other provision of this Agreement. Furthermore, no breach, default or threatened breach or default, under any provision of this Agreement, by either Licensor or Licensees shall relieve the other of its obligations or liabilities under this Agreement. Nothing in the foregoing sentence shall be construed to (a) limit the right of Licensor to terminate this Agreement pursuant to Paragraph 11.3 herein or (b) impose on or require the performance of any obligation by Licensor following termination pursuant to said Paragraph. Nothing in this Article shall be construed to (a) limit the rights of Licensor to terminate this Agreement pursuant to Article 11 herein, or otherwise under the law, including but not limited to terminating for uncured breach hereof by any of Licensees or (b) impose any obligation on Licensor, or require the performance of any obligation herein by Licensor following termination of this Agreement.

16.	GOVERNING LAW
This Agreement is made in, and shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles. The Parties hereby consent to the exclusive jurisdiction of the state and federal courts located in the County of New York, State of New York for the purpose of any action or proceeding brought by any of them in connection with this Agreement or any alleged breach thereof. Licensees hereby consent and agree to the exercise of personal jurisdiction over each of Licensees by any such court in the County and State of New York in any action or proceeding brought by Licensor against Licensees or any of them in connection with this Agreement or any alleged breach thereof. Licensees hereby waive any objection to venue for any such action or proceeding in any such court in the County and State of New York. Licensees hereby agree that Licensor may make effective service of the summons and complaint in any such action or proceeding on any of Licensees by use of an internationally recognized courier (e.g., Federal Express, UPS, or DHL), or registered or certified mail, return receipt requested, postage prepaid, addressed to Licensees or such of Licensees as are named as defendants in such action or proceeding and to the attention of the individual as identified in Article 12 of this Agreement.

17.	SEVERABILITY
The invalidity or unenforceability of any term or provision of this Agreement shall in no way affect the remaining terms and provisions hereof, and such invalid or unenforceable provision shall be replaced by a mutually acceptable provision of like economic intent and effect.

18.	BINDING EFFECT
This Agreement shall be binding upon and inure to the benefit of the Parties, and their respective permitted successors and assigns.

19.	CONSTRUCTION
Whenever the word “person” or “persons” is used in this Agreement, it shall be deemed to include but is not limited to a natural person, firm, partnership, corporation, proprietorship, limited liability company, association or any other organization. Article titles in no way limit or modify the contents of their respective paragraphs and are for reference purposes only. As used herein, the singular of any term includes the plural and the plural means the singular, whenever the context so requires.

20.	ENTIRE AGREEMENT
This Agreement constitutes the entire understanding of the Parties with respect to the subject matter hereof, and supersedes all previous negotiations, representations and agreements, if any, with respect thereto between the Parties.

21.	SURVIVAL
Notwithstanding anything to the contrary contained in this Agreement, (a) Articles 1, 3, 4, 6, 7, 8, 10, 12 and 15 through 21 hereof, (b) Paragraph 11.4 hereof, and (c) Licensees’ obligation to pay Licensor all amounts due hereunder up to and including the date of termination of this Agreement, shall survive termination of this Agreement.

22.	COUNTERPARTS
This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the date set forth above.

NEW YORK MERCANTILE EXCHANGE, INC.

By:	/s/ James Newsome
	Name:	James Newsome
	Title:	President

UNITED STATES OIL FUND, LP

By:	Victoria Bay Asset Management, LLC, General Partner

By:	/s/ Nicholas Gerber
	Name:	Nicholas Gerber
	Title:	Managing Member of Victoria Bay Asset Management, LLC

UNITED STATES NATURAL GAS FUND, LP

By:	Victoria Bay Asset Management, LLC, General Partner

By:	/s/ Nicholas Gerber
	Name:	Nicholas Gerber
	Title:	Managing Member of Victoria Bay Asset Management, LLC

UNITED STATES GASOLINE FUND, LP

By:	Victoria Bay Asset Management, LLC, General Partner

By:	/s/ Nicholas Gerber
	Name:	Nicholas Gerber
	Title:	Managing Member of Victoria Bay Asset Management, LLC

UNITED STATES HEATING OIL FUND, LP

By:	Victoria Bay Asset Management, LLC, General Partner

By:	/s/ Nicholas Gerber
	Name:	Nicholas Gerber
	Title:	Managing Member of Victoria Bay Asset Management, LLC

VICTORIA BAY ASSET MANAGEMENT, LLC

By:	/s/ Nicholas Gerber
	Name:	Nicholas Gerber
	Title:	Managing Member

EXHIBIT A

MARKET DATA

Settlement Prices:

•	NYMEX Light, Sweet Crude Oil (for delivery in Cushing, Oklahoma)
•	NYMEX Natural Gas (for delivery at Henry Hub, Louisiana)
•	NYMEX Reformulated Gasoline Blendstock for Oxygen Blending (RBOB) (for delivery in New York harbor)
•	NYMEX Heating Oil (for delivery in New York harbor)

EXHIBIT B

SAMPLE COVER PAGE TO PAYMENT REPORT

[Date]

Re:
License Fee from Victoria Bay Asset Management, LLC, United States Oil Fund, LP, United States Natural Gas Fund, LP, United States Gasoline Fund, LP, and United States Heating Oil Fund, LP, covering the quarter beginning _______________ to ______________.

The daily Face Amount for each type of Securities (i.e., Crude Oil Securities, Natural Gas Securities, Gasoline Securities, and Heating Oil Securities) was calculated for each day as follows: the number of that type of Securities outstanding on that day X the net asset value of each of that type of Securities.

The License Fee for this quarter was calculated as the sum of daily calculated License Fees according to the following formula: daily License Fee = [(Total Face Amount up to and including $1 billion X [**THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**]) ÷ 365] + [(Total Face Amount over $1 billion X [**THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**]) ÷ 365]. On days that the Securities were not traded, the Total Face Amounts for the respective License Fees were those determined on the previous day on which the Securities were traded. In the event that either (x) the Effective Date was not the first day of a Payment Quarter or (y) the Termination Date was not the last day of a Payment Quarter, then the payment for the relevant Payment Quarter were calculated based on the actual days in the Payment Quarter.

The License Fee due to NYMEX from Victoria Bay Asset Management, LLC, United States Oil Fund, LP, United States Natural Gas Fund, LP, United States Gasoline Fund, LP, and United States Heating Oil Fund, LP for this quarter is $ [numerical amount]. [Please invoice the Victoria Bay Asset Management, LLC Finance Department for this amount.]

EXHIBIT C

Sample Securities Report

A Date	B Number of Crude Oil Securities Outstanding	C Net Asset Value of Each Security	D Product of B Multiplied by C

A Date	B Number of Natural Gas Securities Outstanding	C Net Asset Value of Each Security	D Product of B Multiplied by C

A Date	B Number of Gasoline Securities Outstanding	C Net Asset Value of Each Security	D Product of B Multiplied by C

A Date	B Number of Heating Oil Securities Outstanding	C Net Asset Value of Each Security	D Product of B Multiplied by C

EXHIBIT D

IN ORDER TO VIEW ANY SETTLEMENT PRICES OF NEW YORK MERCANTILE EXCHANGE, INC. ON THIS WEBSITE, VIEWER MUST SELECT THE “OK” OPTION BELOW. BY MAKING THAT SELECTION, VIEWER AGREES TO THE TERMS OF THE AGREEMENT RESTRICTING USAGE OF ANY SUCH SETTLEMENT PRICES, WHICH TERMS AND AGREEMENT CAN BE VIEWED BY CLICKING ON THE WORD “AGREEMENT” ABOVE.

O OK

O Cancel

EXHIBIT E

Viewing and Usage Agreement

NEW YORK MERCANTILE EXCHANGE, INC. ("NYMEX") PERMITS ACCESS TO VIEWING, ON THE WEBSITE OF [insert name of the fund and, in parentheses, the defined, abbreviated name of the fund, e.g., UNITED STATES NATURAL GAS FUND, LP (“USNG”)], NYMEX MARKET DATA (AS DEFINED BELOW) ONLY IF YOU, VIEWER, AGREE TO THE BELOW TERMS. THIS PAGE MAY BE PRINTED SO THAT YOU CAN RETAIN A HARD COPY OF IT.

1.
"NYMEX Market Data" means herein the current business day’s settlement prices for the [insert light sweet crude oil, natural gas, gasoline, or heating oil] futures contracts traded on NYMEX for delivery in the next month and/or the month immediately thereafter, and the two months immediately thereafter and all information and data derived from the foregoing that convey information substantially equivalent to NYMEX Market Data.

2.
Viewer agrees that NYMEX has exclusive and valuable property rights in and to NYMEX Market Data, that it constitutes valuable confidential information, trade secrets, and/or proprietary rights of NYMEX, not within the public domain, and that, but for this Agreement, the viewer would have no rights or access to NYMEX Market Data.

3.
Viewer agrees not to use, disseminate, or copy any of the NYMEX Market Data other than as expressly permitted in this Agreement. Viewer may use NYMEX Market Data only for viewer's (a) trading, for viewer's own account or the account of viewer's customers, of commodity futures contracts, options on commodity futures contracts, similar instruments, or the securities issued by [insert defined, abbreviated name of the fund, e.g., USNG] (the “Securities”), or (b) evaluating, for viewer's own internal business decisions or advice to viewer's customers, the movements or trends in markets for any of the foregoing, subject to the limitations set forth below. Viewer also agrees that he or she will not communicate, or permit to be communicated, NYMEX Market Data to any other person, except that viewer may, in the regular course of business, occasionally furnish, to each of viewer's customers, in a quantity restricted to that necessary to enable viewer to conduct viewer's business, a de minimis number of segments of NYMEX Market Data by telephonic communications not entailing the use of computerized voice synthesization or any other technology and must be strictly related to the trading activity of viewer (a) on his or her own behalf or (b) on behalf of his or her customers.

4.
DISCLAIMER OF WARRANTIES. VIEWER AGREES THAT NYMEX MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO NYMEX MARKET DATA, OR THE TRANSMISSION, TIMELINESS, ACCURACY OR COMPLETENESS THEREOF, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OR ANY WARRANTIES OF MERCHANTABILITY, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE, AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM ANY COURSE OF DEALING OR USAGE OF TRADE.

5.
Viewer agrees that neither NYMEX nor any of its affiliates, nor any of their respective members, directors, officers, employees or agents, guarantees the sequence, accuracy or completeness of NYMEX Market Data, nor shall any of them be liable to viewer, any other individual, or any entity for any delays, inaccuracies, errors or omissions in NYMEX Market Data, or in the transmission thereof, or for any other damages arising in connection with viewer's receipt or use of NYMEX Market Data.

EXHIBIT F

WIRE PAYMENT INSTRUCTIONS

The following exhibit has been omitted and will be supplementally furnished to the Commission upon request.